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EXHIBIT 11

The following table sets forth the computation of basic and diluted earnings per share:

                                                 (Expressed in U.S. Currency)
                                                  Three months ended June 30,     Six months ended June 30,
                                                     2004            2003            2004           2003
                                                 ------------    ------------    ------------    ------------
Numerator:
Net Income (loss)                                $   (682,281)   $   (444,363)   $   (435,902)   $ (1,073,080)
Dividends on Series A preferred stock                    (770)           (772)         (1,540)         (1,535)
Dividends on Series B preferred stock                       -         (84,393)              -        (167,859)
                                                 ------------    ------------    ------------    ------------

Numerator for basic and diluted loss per
share loss available to common shareholders      $   (683,051)   $   (529,528)   $   (437,442)   $ (1,242,474)
                                                 ------------    ------------    ------------    ------------

Denominator:
Denominator for basic loss per share-
weighted average shares outstanding                12,228,892      10,706,049      11,826,778      10,699,399
Effect of dilutive securities                               -               -               -               -
Warrants                                                    -               -               -               -
                                                 ------------    ------------    ------------    ------------

Dilutive potential common shares denominator
for diluted earnings (loss) per share adjusted
weighter-average shares and assumed conversion     12,228,892      10,706,049      11,826,778      10,699,399
                                                 ------------    ------------    ------------    ------------

Basic (loss) per share                           $      (0.06)   $      (0.05)   $      (0.04)   $      (0.12)
                                                 ------------    ------------    ------------    ------------

Diluted (loss) per share                         $      (0.06)   $      (0.05)   $      (0.04)   $      (0.12)
                                                 ------------    ------------    ------------    ------------